EXHIBIT 10(b)17

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

ALABAMA POWER COMPANY

Effective as of March 1, 2008, the following are the annual base salaries of the Chief Executive Officer, the Chief Financial Officer and certain other executive officers of Alabama Power Company.

Charles D. McCrary President and Chief Executive Officer	$662,242
Art P. Beattie Executive Vice President, Chief Financial Officer and Treasurer	$289,068
C. Alan Martin Executive Vice President	$441,348
Steven R. Spencer Executive Vice President	$379,187
Jerry L. Stewart Senior Vice President	$354,792